Exhibit 99.1
For Immediate Release
For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com
UNITED COMMUNITY BANKS, INC. REPORTS
DILUTED EARNINGS PER SHARE OF 15 CENTS FOR
SECOND QUARTER 2008
BLAIRSVILLE, GA — July 24, 2008 — United Community Banks, Inc. (NASDAQ: UCBI) today announced diluted operating earnings per share of 15 cents for the second quarter of 2008, compared to 46 cents per share for the second quarter of 2007. Total operating revenue on a taxable equivalent basis was $61.4 million for the quarter, compared to $80.8 million for the second quarter of 2007. Net operating income was $7.1 million, compared to $21.1 million in the second quarter of 2007. Operating return on tangible equity was 5.86 percent and return on assets was .34 percent for the second quarter of 2008, compared to 17.52 percent and 1.12 percent a year ago, respectively. Second quarter 2007 financial results included a $15 million special provision for fraud-related loan losses resulting from a failed real estate development near Spruce Pine, North Carolina. Because this was a fraud-related matter and an isolated and non-recurring event, the company has shown the special provision separate from the regular provision for loan losses and has highlighted operating earnings measures, which excluded this provision, to provide a better understanding of our underlying earnings and credit trends.
“While our operating environment continued to be very challenging in the second quarter, our solid earnings base, supported by experienced management and locations in growing markets, continues to sustain our company and keep it positioned to manage through this cycle. Despite this, we were able to cover our credit losses and strengthen our capital ratios,” stated Jimmy Tallent, president and chief executive officer. “We continued to actively manage our loan portfolio, quickly identifying problem loans and aggressively taking action to move these loans and assets off our books.”

1

Loans were down $66 million to $5.93 billion from the second quarter of 2007, and down $35 million on a linked quarter basis as the company continued to reduce its exposure to the residential construction and housing markets. At June 30, 2008, residential construction loans were $1.75 billion, or 29 percent of total loans, a decrease of $268 million from a year ago and $46 million from last quarter.
“Total loans declined from last quarter and a year ago, primarily due to a decrease in residential construction loans and we expect that trend to continue,” Tallent said. “However, we did see solid growth in both commercial and residential mortgage loans of 6 percent and we expect to see slow loan growth for several more quarters. At the same time, we are very pleased with our continued progress in reducing exposure to residential construction and creating a more balanced risk portfolio.”
Total customer deposits increased $148 million, or 2 percent, over second quarter 2007 and increased $417 million, or 29 percent on an annualized basis, over the prior quarter. “We ran a very successful program this quarter to increase liquidity through the promotion of customer time deposits that added $407 million to our liquidity during the second quarter,” stated Tallent. “The time deposit promotion did not erode core deposits, which grew by a modest amount.”
Taxable equivalent net interest revenue of $61.8 million reflected a decrease of $6.2 million from the second quarter of 2007. Taxable equivalent net interest margin was 3.32 percent, compared with 3.55 percent for the first quarter of 2008 and 3.94 percent for the second quarter of 2007. “We continued to see margin compression in the second quarter,” Tallent said. “Continued competitive deposit pricing, coupled with the full quarter impact of declining rates and a higher level of non-performing assets were key contributors.”

2

The second quarter provision for loan losses was $15.5 million. Net charge-offs for the second quarter were $14.3 million compared with $7.1 million for the first quarter of 2008 and $2.1 million for the second quarter of 2007. Annualized net charge-offs to average loans was 97 basis points for the second quarter of 2008 compared to 48 basis points for the first quarter of 2008 and 15 basis points for the second quarter of 2007.
“Net charge-offs increased this quarter as we moved problem credits off our books,” said Tallent. “With the higher level of non-performing loans we expect foreclosure activity will rise for the next two quarters as we move non-performing loans through the collection process. We expect charge-offs to increase as a result.”
At quarter-end, non-performing assets totaled $152.2 million, compared with $89.9 million at March 31, 2008 and $43.6 million at June 30, 2007. The ratio of non-performing assets to total assets at the end of each quarter was 1.84, 1.07 and .54 percent, respectively.
“The significant rise in non-performing assets this quarter is coming from the loan migration process,” stated Tallent. “While non-performing assets were up sharply, most loans were already classified in the prior quarter and moved to non-performing status this quarter. Total classified loans were flat compared to the first quarter. We now are seeing the migration of these problem assets through the collection process.
“A positive development in credit quality this quarter was a decrease in loans past due more than 30 days to 1.10 percent of loans from 1.39 percent in the first quarter,” added Tallent. “Although this was good to see, we know that the uncertainties in the economy will continue and we expect to see further increases in non-performing assets and credit costs this year.”
Fee revenue of $15.1 million was down $1.4 million from the second quarter of 2007 and increased $900,000 from last quarter. Service charges and fees on deposit accounts of $8.0 million were up slightly from last quarter and flat with the second quarter of 2007. Mortgage fees were up $239,000 from last quarter, mostly seasonal, but down $274,000 from last year due to the slowdown in the housing market. Brokerage fees were down $378,000 from last year due to market conditions. Other fee revenue of $1.5 million was down $925,000 from last year primarily due to gains realized last year from the sale of foreclosed properties and a lower level of earnings on bank-owned life insurance and deferred compensation plan assets.

3

Operating expenses of $49.8 million reflected an increase of $2.1 million, or 4 percent, from the second quarter of 2007. Salaries and employee benefit costs of $28.8 million declined $1.3 million, or 4 percent, from last year due to lower incentive accruals. Other expenses of $7.6 million were $3.5 million higher than a year ago due to additional write-downs and related costs on foreclosed properties of $2.5 million and an increase in FDIC insurance premiums of $900,000. “We have continued to manage our salary costs, and have held staff levels flat year over year,” Tallent stated. “Most of the operating expense categories were flat or down compared to last year as we focused on reducing discretionary spending.”
“All of our regulatory capital ratios continue to be very strong,” Tallent continued. “At June 30, 2008 our estimated Tier I Risk-Based Capital ratio was 9.17 percent, Leverage was 7.03 percent and Total Risk-Based was 11.40 percent. Also, our tangible equity-to-asset ratio was 6.77 percent. We have modeled our capital requirements under a number of loss scenarios and believe we have a strong capital position as well as a solid base of core earnings and allowance to work through this credit cycle without issuing common stock.”
“This quarter has been challenging, and we’ve seen increases in non-performing assets and related credit costs,” commented Tallent. “We have made progress getting our arms around these issues and remain intently focused on credit quality, capital and liquidity levels. While we were certainly challenged this quarter, our solid earnings base continues to sustain the company and keep it positioned to grow our business when things improve.”
Conference Call
United Community Banks will hold a conference call on Thursday, July 24, 2008, at 11 a.m. ET to discuss the contents of this news release, as well as share business highlights for the quarter. The telephone number for the conference call is (877) 419-6598 and the pass code is “UCBI.” The conference call will also be available by web cast within the Investor Relations section of the company’s web site at www.ucbi.com.

4

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $8.3 billion and operates 27 community banks with 108 banking offices located throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at the company’s web site at www.ucbi.com.
Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on page 4 of United Community Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.
# # #
(Tables Follow)

5

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						Second
	2008		2007			Quarter	For the Six		YTD
(in thousands, except per share	Second	First	Fourth	Third	Second	2008-2007	Months Ended		2008-2007
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2008	2007	Change
INCOME SUMMARY
Interest revenue	$116,984	$129,041	$140,768	$144,884	$136,237		$246,025	$265,265
Interest expense	55,231	62,754	71,038	73,203	68,270		117,985	132,193

Net interest revenue	61,753	66,287	69,730	71,681	67,967	(9)%	128,040	133,072	(4)%
Provision for loan losses (1)	15,500	7,500	26,500	3,700	3,700		23,000	7,400
Fee revenue	15,105	14,197	16,100	15,615	16,554	(9)	29,302	30,936	(5)

Total operating revenue	61,358	72,984	59,330	83,596	80,821	(24)	134,342	156,608	(14)
Operating expenses	49,761	47,529	49,336	48,182	47,702	4	97,290	92,543	5

Income before taxes	11,597	25,455	9,994	35,414	33,119	(65)	37,052	64,065	(42)
Income taxes	4,504	9,377	3,960	12,878	12,043		13,881	23,644

Net operating income	7,093	16,078	6,034	22,536	21,076	(66)	23,171	40,421	(43)
Fraud loss provision, net of tax (1)	—	—	1,833	—	9,165		—	9,165

Net income	$7,093	$16,078	$4,201	$22,536	$11,911	(40)	$23,171	$31,256	(26)

OPERATING PERFORMANCE (1)
Earnings per common share:
Basic	$.15	$.34	$.13	$.47	$.47	(68)	$.49	$.92	(47)
Diluted	.15	.34	.13	.46	.46	(67)	.49	.90	(46)
Return on equity (2)	3.41%	7.85%	2.89%	10.66%	12.47%		5.61%	9.64%
Return on tangible equity (2)(3)(4)	5.86	13.16	5.06	17.54	17.52		9.46	17.36
Return on assets (4)	.34	.78	.29	1.11	1.12		.56	1.12
Dividend payout ratio	60.00	26.47	69.23	19.15	19.15		36.73	19.57

GAAP PERFORMANCE MEASURES
Per common share:
Basic earnings	$.15	$.34	$.09	$.47	$.26	(42)	$.49	$.71	(31)
Diluted earnings	.15	.34	.09	.46	.26	(42)	.49	.70	(30)
Cash dividends declared	.09	.09	.09	.09	.09	—	.18	.18	—
Book value	17.75	18.50	17.70	17.51	16.96	5	17.75	16.96	5
Tangible book value (3)	11.03	11.76	10.92	10.81	10.43	6	11.03	10.43	6

Key performance ratios:
Return on equity (2)(4)	3.41%	7.85%	2.01%	10.66%	7.05%		5.61%	9.64%
Return on assets	.34	.78	.20	1.11	.64		.56	.86
Net interest margin (4)	3.32	3.55	3.73	3.89	3.94		3.43	3.96
Efficiency Ratio	65.05	59.05	57.67	55.34	56.59		61.97	56.57
Dividend payout ratio	60.00	26.47	100.00	19.15	34.62		36.73	25.35
Equity to assets	10.33	10.30	10.20	10.32	8.94		10.31	8.87
Tangible equity to assets (3)	6.77	6.73	6.58	6.65	6.65		6.75	6.65

ASSET QUALITY
Allowance for loan losses	$91,035	$89,848	$89,423	$90,935	$92,471		$91,035	$92,471
Net charge-offs (1)	14,313	7,075	13,012	5,236	2,124		21,388	3,586
Non-performing loans	123,786	67,728	28,219	46,783	30,849		123,786	30,849
OREO	28,378	22,136	18,039	16,554	12,752		28,378	12,752

Total non-performing assets	152,164	89,864	46,258	63,337	43,601		152,164	43,601
Allowance for loan losses to loans (1)	1.53%	1.51%	1.51%	1.28%	1.29%		1.53%	1.29%
Net charge-offs to average loans (1)(4)	.97	.48	.87	.35	.15		.72	.13
Non-performing assets to loans and OREO	2.55	1.50	.78	1.06	.73		2.55	.73
Non-performing assets to total assets	1.84	1.07	.56	.77	.54		1.84	.54

AVERAGE BALANCES
Loans	$5,933,143	$5,958,296	$5,940,230	$5,966,933	$5,619,950	6	$5,945,720	$5,512,005	8
Investment securities	1,507,240	1,485,515	1,404,796	1,308,192	1,242,448	21	1,496,377	1,198,075	25
Earning assets	7,478,018	7,491,480	7,424,992	7,332,492	6,915,134	8	7,484,749	6,757,959	11
Total assets	8,295,748	8,305,621	8,210,120	8,083,739	7,519,392	10	8,300,686	7,307,231	14
Deposits	6,461,361	6,051,069	6,151,476	6,246,319	5,945,633	9	6,256,217	5,855,530	7
Shareholders’ equity	856,727	855,659	837,195	834,094	672,348	27	856,193	648,358	32
Common shares — basic	47,060	46,966	47,203	48,348	44,949		47,013	43,980
Common shares — diluted	47,249	47,272	47,652	48,977	45,761		47,260	44,842

AT PERIOD END
Loans	$5,933,141	$5,967,839	$5,929,263	$5,952,749	$5,999,093	(1)	$5,933,141	$5,999,093	(1)
Investment securities	1,430,588	1,508,402	1,356,846	1,296,826	1,213,659	18	1,430,588	1,213,659	18
Total assets	8,264,051	8,386,255	8,207,302	8,180,600	8,087,667	2	8,264,051	8,087,667	2
Deposits	6,696,456	6,175,769	6,075,951	6,154,308	6,361,269	5	6,696,456	6,361,269	5
Shareholders’ equity	837,890	871,452	831,902	833,761	828,731	1	837,890	828,731	1
Common shares outstanding	47,096	47,004	46,903	47,542	48,781		47,096	48,781

(1)
Excludes effect of special $15 million fraud related provision for loan losses recorded in the second quarter of 2007, an additional $3 million provision in the fourth quarter of 2007, and $18 million of related loan charge-offs recorded in the fourth quarter of 2007.

(2)	Net income available to common shareholders, which excludes preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).

(3)	Excludes effect of acquisition related intangibles and associated amortization.

(4)	Annualized.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2008		2007			Linked	Year over
	Second	First	Fourth	Third	Second	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change(1)	Change
LOANS BY CATEGORY
Commercial (sec. by RE)	$1,584	$1,526	$1,476	$1,441	$1,461	15%	8%
Commercial construction	522	548	527	527	509	(19)	3
Commercial & industrial	417	437	418	408	421	(18)	(1)

Total commercial	2,523	2,511	2,421	2,376	2,391	2	6
Residential construction	1,745	1,791	1,830	1,939	2,013	(10)	(13)
Residential mortgage	1,494	1,491	1,502	1,459	1,413	1	6
Consumer / installment	171	175	176	179	182	(9)	(6)

Total loans	$5,933	$5,968	$5,929	$5,953	$5,999	(2)	(1)

LOANS BY MARKET
Atlanta MSA	$1,934	$1,978	$2,002	$2,057	$2,134	(9)%	(9)%
Gainesville MSA	422	415	400	394	384	7	10
North Georgia	2,065	2,071	2,060	2,026	2,032	(1)	2
Western North Carolina	819	816	806	834	816	1	—
Coastal Georgia	436	439	416	402	396	(3)	10
East Tennessee	257	249	245	240	237	13	8

Total loans	$5,933	$5,968	$5,929	$5,953	$5,999	(2)	(1)

RESIDENTIAL CONSTRUCTION
Dirt loans
Acquisition & development	$569	$583	$593	$596	$602	(10)%	(5)%
Land loans	139	130	126	125	113	28	23
Lot loans	401	406	407	403	393	(5)	2

Total	1,109	1,119	1,126	1,124	1,108	(4)	—

House loans
Spec	450	460	473	539	596	(9)%	(24)%
Sold	186	212	231	276	309	(49)	(40)

Total	636	672	704	815	905	(21)	(30)

Total residential construction	$1,745	$1,791	$1,830	$1,939	$2,013	(10)	(13)

RESIDENTIAL CONSTRUCTION — ATLANTA MSA
Dirt loans
Acquisition & development	$232	$252	$258	$268	$278	(32)%	(17)%
Land loans	50	50	52	50	49	—	2
Lot loans	117	117	117	123	136	—	(14)

Total	399	419	427	441	463	(19)	(14)

House loans
Spec	271	271	280	322	371	—%	(27)%
Sold	58	71	77	104	132	(73)	(56)

Total	329	342	357	426	503	(15)	(35)

Total residential construction	$728	$761	$784	$867	$966	(17)	(25)

(1)	Annualized.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	Second Quarter 2008			First Quarter 2008			Fourth Quarter 2007
	Nonaccrual		Total	Nonaccrual		Total	Nonaccrual		Total
(in thousands)	Loans	OREO	NPAs	Loans	OREO	NPAs	Loans	OREO	NPAs
NPAs BY CATEGORY
Commercial (sec. by RE)	$4,610	$593	$5,203	$4,070	$653	$4,723	$—	$68	$68
Commercial construction	3,027	1,859	4,886	1,514	961	2,475	—	507	507
Commercial & industrial	2,950	—	2,950	1,936	—	1,936	3,366	—	3,366

Total commercial	10,587	2,452	13,039	7,520	1,614	9,134	3,366	575	3,941
Residential construction	90,283	22,075	112,358	42,249	16,486	58,735	11,544	14,987	26,531
Residential mortgage	21,792	3,851	25,643	16,965	4,036	21,001	12,479	2,477	14,956
Consumer / installment	1,124	—	1,124	994	—	994	830	—	830

Total NPAs	$123,786	$28,378	$152,164	$67,728	$22,136	$89,864	$28,219	$18,039	$46,258

NPAs BY MARKET
Atlanta MSA	$89,327	$15,196	$104,523	$37,442	$16,121	$53,563	$11,548	$13,019	$24,567
Gainesville MSA	4,885	12	4,897	4,584	909	5,493	1,544	—	1,544
North Georgia	16,117	8,277	24,394	11,969	3,385	15,354	5,469	3,469	8,938
Western North Carolina	9,838	990	10,828	7,775	1,405	9,180	7,455	1,178	8,633
Coastal Georgia	1,575	3,871	5,446	5,266	95	5,361	691	95	786
East Tennessee	2,044	32	2,076	692	221	913	1,512	278	1,790

Total NPAs	$123,786	$28,378	$152,164	$67,728	$22,136	$89,864	$28,219	$18,039	$46,258

	Second Quarter 2008		First Quarter 2008		Fourth Quarter 2007 (1)
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (2)	Charge-Offs	Loans (2)	Charge-Offs	Loans (2)
NET CHARGE-OFFS BY CATEGORY
Commercial (sec. by RE)	$424	.11%	$630	.17%	$167	.05%
Commercial construction	125	.09	—	—	—	—
Commercial & industrial	398	.38	304	.29	507	.49

Total commercial	947	.15	934	.15	674	.11
Residential construction	10,343	2.36	4,665	1.03	10,109	2.13
Residential mortgage	2,576	.70	1,011	.27	1,671	.45
Consumer / installment	447	1.05	465	1.06	559	1.25

Total NPAs	$14,313	.97	$7,075	.48	$13,013	.87

NET CHARGE-OFFS BY MARKET
Atlanta MSA	$10,682	2.22%	$4,647	.94%	$8,740	1.72%
Gainesville MSA	360	.34	323	.32	231	.23
North Georgia	1,829	.36	1,280	.25	2,071	.40
Western North Carolina	279	.14	57	.03	285	.14
Coastal Georgia	980	.90	42	.04	(10)	(.01)
East Tennessee	183	.29	726	1.18	1,696	2.76

Total NPAs	$14,313	.97	$7,075	.48	$13,013	.87

(1)	Fourth quarter residential construction charge offs exclude $18 million in fraud related charge offs resulting from the failed real estate development near Spruce Pine, North Carolina.

(2)	Annualized.

UNITED COMMUNITY BANKS, INC.
Operating Earnings to GAAP Earnings Reconciliation
(in thousands, except per share data)

	2008		2007			For the Six Months Ended
	Second	First	Fourth	Third	Second	June 30
	Quarter	Quarter	Quarter	Quarter	Quarter	2008	2007
Special provision for fraud related loan losses	$—	$—	$3,000	$—	$15,000	$—	$15,000

Income tax effect of special provision	—	—	1,167	—	5,835	—	5,835

After-tax effect of special provision	$—	$—	$1,833	$—	$9,165	$—	$9,165

Net Income Reconciliation
Operating net income	$7,093	$16,078	$6,034	$22,536	$21,076	$23,171	$41,421
After-tax effect of special provision and merger-related charges	—	—	(1,833)	—	(9,165)	—	(9,165)

Net income (GAAP)	$7,093	$16,078	$4,201	$22,536	$11,911	$23,171	$32,256

Basic Earnings Per Share Reconciliation
Basic operating earnings per share	$.15	$.34	$.13	$.47	$.47	$.49	$.92
Per share effect of special provision and merger-related charges	—	—	(.04)	—	(.21)	—	(.21)

Basic earnings per share (GAAP)	$.15	$.34	$.09	$.47	$.26	$.49	$.71

Diluted Earnings Per Share Reconciliation
Diluted operating earnings per share	$.15	$.34	$.13	$.46	$.46	$.49	$.90
Per share effect of special provision and merger-related charges	—	—	(.04)	—	(.20)	—	(.20)

Diluted earnings per share (GAAP)	$.15	$.34	$.09	$.46	$.26	$.49	$.70

Provision for Loan Losses Reconciliation
Operating provision for loan losses	$15,500	$7,500	$26,500	$3,700	$3,700	$23,000	$7,400
Special provision for fraud related loan losses	—	—	3,000	—	15,000	—	15,000

Provision for loan losses (GAAP)	$15,500	$7,500	$29,500	$3,700	$18,700	$23,000	$22,400

Nonperforming Assets Reconciliation
Nonperforming assets excluding fraud-related assets	$148,219	$85,182	$40,956	$39,761	$19,968	$148,218	$19,968
Fraud-related loans and OREO included in nonperforming assets	3,945	4,682	5,302	23,576	23,633	3,945	23,633

Nonperforming assets (GAAP)	$152,164	$89,864	$46,258	$63,337	$43,601	$152,163	$43,601

Allowance for Loan Losses Reconciliation
Allowance for loan losses excluding special fraud-related allowance	$91,035	$89,848	$89,423	$75,935	$77,471	$91,035	$77,471
Fraud-related allowance for loan losses	—	—	—	15,000	15,000	—	15,000

Allowance for loan losses (GAAP)	$91,035	$89,848	$89,423	$90,935	$92,471	$91,035	$92,471

Net Charge Offs Reconciliation
Net charge offs excluding charge off of fraud-related loans	$14,313	$7,075	$13,012	$5,236	$2,124	$21,388	$3,586
Fraud-related loans charged off	—	—	18,000	—	—	—	—

Net charge offs (GAAP)	$14,313	$7,075	$31,012	$5,236	$2,124	$21,388	$3,586

Allowance for Loan Losses to Loans Ratio Reconciliation
Allowance for loan losses to loans ratio excluding fraud-related allowance	1.53%	1.51%	1.51%	1.28%	1.29%	1.53%	1.29%
Portion of allowance assigned to fraud-related loans	—	—	—	.25	.25	—	.25

Allowance for loan losses to loans ratio (GAAP)	1.53%	1.51%	1.51%	1.53%	1.54%	1.53%	1.54%

Nonperforming Assets to Total Assets Ratio Reconciliation
Nonperforming assets to total assets ratio excluding fraud-related assets	1.79%	1.02%	.50%	.49%	.25%	1.79%	.25%
Fraud-related nonperforming assets	.05	.05	.06	.28	.29	.05	.29

Nonperforming assets to total assets ratio (GAAP)	1.84%	1.07%	.56%	.77%	.54%	1.84%	.54%

Net Charge Offs to Average Loans Ratio Reconciliation
Net charge offs to average loans ratio excluding fraud-related loans	.97%	.48%	.87%	.35%	.15%	.97%	.13%
Charge offs of fraud-related loans	—	—	1.20	—	—	—	—

Net charge offs to average loans ratio (GAAP)	.97%	.48%	2.07%	.35%	.15%	.97%	.13%

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2008	2007	2008	2007

Interest revenue:
Loans, including fees	$97,051	$119,799	$206,317	$233,872
Investment securities:
Taxable	18,879	15,476	37,507	29,444
Tax exempt	398	438	792	885
Federal funds sold and deposits in banks	50	80	272	138

Total interest revenue	116,378	135,793	244,888	264,339

Interest expense:
Deposits:
NOW	7,216	11,470	15,803	22,097
Money market	2,310	3,540	5,223	6,080
Savings	180	374	407	683
Time	38,828	41,979	77,712	83,604

Total deposit interest expense	48,534	57,363	99,145	112,464
Federal funds purchased, repurchase agreements, & other short-term borrowings	1,820	3,671	6,138	5,488
Federal Home Loan Bank advances	2,818	5,035	8,563	9,836
Long-term debt	2,059	2,201	4,139	4,405

Total interest expense	55,231	68,270	117,985	132,193

Net interest revenue	61,147	67,523	126,903	132,146
Provision for loan losses	15,500	18,700	23,000	22,400

Net interest revenue after provision for loan losses	45,647	48,823	103,903	109,746

Fee revenue:
Service charges and fees	7,957	7,975	15,770	15,228
Mortgage loan and other related fees	2,202	2,476	4,165	4,699
Consulting fees	2,252	2,241	4,059	3,988
Brokerage fees	814	1,192	1,907	2,136
Securities gains, net	357	1,386	357	1,593
Losses on prepayment of borrowings	—	(1,164)	—	(1,164)
Other	1,523	2,448	3,044	4,456

Total fee revenue	15,105	16,554	29,302	30,936

Total revenue	60,752	65,377	133,205	140,682

Operating expenses:
Salaries and employee benefits	28,753	30,022	57,507	58,339
Communications and equipment	3,852	3,845	7,684	7,657
Occupancy	3,704	3,316	7,420	6,507
Advertising and public relations	2,009	2,098	3,360	4,114
Postage, printing and supplies	1,448	1,680	3,040	3,340
Professional fees	1,679	2,010	3,600	3,489
Amortization of intangibles	745	633	1,512	1,197
Other	7,571	4,098	13,167	7,900

Total operating expenses	49,761	47,702	97,290	92,543

Income before income taxes	10,991	17,675	35,915	48,139
Income taxes	3,898	5,764	12,744	16,883

Net income	$7,093	$11,911	$23,171	$31,256

Net income available to common shareholders	$7,089	$11,906	$23,163	$31,246

Earnings per common share:
Basic	$.15	$.26	$.49	$.71
Diluted	.15	.26	.49	.70
Dividends per common share	.09	.09	.18	.18
Weighted average common shares outstanding:
Basic	47,060	44,949	47,013	43,980
Diluted	47,249	45,761	47,260	44,842

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet

	June 30,	December 31,	June 30,
(in thousands, except share and per share data)	2008	2007	2007
	(unaudited)	(audited)	(unaudited)

ASSETS

Cash and due from banks	$176,240	$157,549	$171,095
Interest-bearing deposits in banks	12,455	62,074	23,146

Cash and cash equivalents	188,695	219,623	194,241

Securities available for sale	1,430,588	1,356,846	1,213,659
Mortgage loans held for sale	27,094	28,004	30,615
Loans, net of unearned income	5,933,141	5,929,263	5,999,093
Less allowance for loan losses	91,035	89,423	92,471

Loans, net	5,842,106	5,839,840	5,906,622

Premises and equipment, net	181,395	180,088	171,327
Accrued interest receivable	50,399	62,828	64,538
Goodwill and other intangible assets	323,296	325,305	326,467
Other assets	220,478	194,768	180,198

Total assets	$8,264,051	$8,207,302	$8,087,667

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Deposits:
Demand	$696,575	$700,941	$773,435
NOW	1,541,609	1,474,818	1,447,789
Money market	418,935	452,917	504,730
Savings	187,088	186,392	207,468
Time:
Less than $100,000	1,744,217	1,573,604	1,651,486
Greater than $100,000	1,573,078	1,364,763	1,428,841
Brokered	534,954	322,516	347,520

Total deposits	6,696,456	6,075,951	6,361,269

Federal funds purchased, repurchase agreements, and other short-term borrowings	288,650	638,462	238,429
Federal Home Loan Bank advances	285,807	519,782	499,060
Long-term debt	107,996	107,996	113,151
Accrued expenses and other liabilities	47,252	33,209	47,027

Total liabilities	7,426,161	7,375,400	7,258,936

Shareholders’ equity:
Preferred stock, $1 par value; $10 stated value; 10,000,000 shares authorized; 25,800, 25,800 and 32,200 shares issued and outstanding	258	258	322
Common stock, $1 par value; 100,000,000 shares authorized; 48,809,301, 48,809,301 and 48,781,351 shares issued	48,809	48,809	48,781
Common stock issuable; 105,579, 73,250 and 60,761 shares	2,696	2,100	1,816
Capital surplus	462,939	462,881	461,226
Retained earnings	362,089	347,391	329,229
Treasury stock; 1,713,310 and 1,905,921 shares, at cost	(39,222)	(43,798)	—
Accumulated other comprehensive income (loss)	321	14,261	(12,643)

Total shareholders’ equity	837,890	831,902	828,731

Total liabilities and shareholders’ equity	$8,264,051	$8,207,302	$8,087,667

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended June 30,

	2008			2007
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,933,143	$97,080	6.58%	$5,619,950	$119,569	8.53%
Taxable securities (3)	1,471,958	18,879	5.13	1,200,268	15,476	5.16
Tax-exempt securities (1)(3)	35,282	655	7.43	42,180	721	6.83
Federal funds sold and other interest-earning assets	37,635	370	3.93	52,736	471	3.57

Total interest-earning assets	7,478,018	116,984	6.29	6,915,134	136,237	7.90

Non-interest-earning assets:
Allowance for loan losses	(93,776)			(73,323)
Cash and due from banks	144,589			130,046
Premises and equipment	181,454			158,290
Other assets (3)	585,463			389,245

Total assets	$8,295,748			$7,519,392

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,505,280	$7,216	1.93	$1,379,423	$11,470	3.34
Money market	422,419	2,310	2.20	354,815	3,540	4.00
Savings	186,826	180	.39	186,490	374	.80
Time less than $100,000	1,642,677	17,285	4.23	1,627,708	19,978	4.92
Time greater than $100,000	1,484,032	16,135	4.37	1,372,410	17,892	5.23
Brokered	535,898	5,408	4.06	332,857	4,109	4.95

Total interest-bearing deposits	5,777,132	48,534	3.38	5,253,703	57,363	4.38

Federal funds purchased and other borrowings	383,378	1,820	1.91	275,319	3,671	5.35
Federal Home Loan Bank advances	412,268	2,818	2.75	419,287	5,035	4.82
Long-term debt	107,996	2,059	7.67	113,270	2,201	7.79

Total borrowed funds	903,642	6,697	2.98	807,876	10,907	5.42

Total interest-bearing liabilities	6,680,774	55,231	3.33	6,061,579	68,270	4.52

Non-interest-bearing liabilities:
Non-interest-bearing deposits	684,229			691,930
Other liabilities	74,018			93,535

Total liabilities	7,439,021			6,847,044
Shareholders’ equity	856,727			672,348

Total liabilities and shareholders’ equity	$8,295,748			$7,519,392

Net interest revenue		$61,753			$67,967

Net interest-rate spread			2.96%			3.38%

Net interest margin (4)			3.32%			3.94%

(1)
Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)
Securities available for sale are shown at amortized cost. Pretax unrealized gains of $13.0 million in 2008 and pretax unrealized losses of $7.8 million in 2007 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Six Months Ended June 30,

	2008			2007
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,945,720	$206,332	6.98%	$5,512,005	$233,437	8.54%
Taxable securities (3)	1,460,090	37,507	5.14	1,155,308	29,444	5.10
Tax-exempt securities (1)(3)	36,287	1,303	7.18	42,767	1,456	6.81
Federal funds sold and other interest-earning assets	42,652	883	4.14	47,879	928	3.88

Total interest-earning assets	7,484,749	246,025	6.60	6,757,959	265,265	7.91

Non-interest-earning assets:
Allowance for loan losses	(92,901)			(70,769)
Cash and due from banks	149,648			125,367
Premises and equipment	181,405			152,593
Other assets (3)	577,785			342,081

Total assets	$8,300,686			$7,307,231

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,483,699	$15,803	2.14	$1,351,277	$22,097	3.30
Money market	430,734	5,223	2.44	308,541	6,080	3.97
Savings	185,819	407	.44	180,913	683	.76
Time less than $100,000	1,597,995	35,508	4.47	1,634,569	39,774	4.91
Time greater than $100,000	1,424,670	32,505	4.59	1,378,870	35,808	5.24
Brokered	455,150	9,699	4.29	333,800	8,022	4.85

Total interest-bearing deposits	5,578,067	99,145	3.57	5,187,970	112,464	4.37

Federal funds purchased and other borrowings	467,596	6,138	2.64	207,663	5,488	5.33
Federal Home Loan Bank advances	536,883	8,563	3.21	407,583	9,836	4.87
Long-term debt	107,995	4,139	7.71	113,251	4,405	7.84

Total borrowed funds	1,112,474	18,840	3.41	728,497	19,729	5.46

Total interest-bearing liabilities	6,690,541	117,985	3.55	5,916,467	132,193	4.51

Non-interest-bearing liabilities:
Non-interest-bearing deposits	678,150			667,560
Other liabilities	75,802			74,846

Total liabilities	7,444,493			6,658,873
Shareholders’ equity	856,193			648,358

Total liabilities and shareholders’ equity	$8,300,686			$7,307,231

Net interest revenue		$128,040			$133,072

Net interest-rate spread			3.05%			3.40%

Net interest margin (4)			3.43%			3.96%

(1)
Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)
Securities available for sale are shown at amortized cost. Pretax unrealized gains of $14.5 million in 2008 and pretax unrealized losses of $8.9 million in 2007 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.